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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2000
Date of Report (Date of earliest event reported)

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-3034 (Commission File Number)	41-0448030 (IRS Employer Identification No.)
800 Nicollet Mall, Mpls, MN (Address of principal executive offices)	55402 (Zip Code)

612-330-5500
Registrant's telephone number, including area code

Northern States Power Company
(Former name or former address, if changed since last report)

Item 5.  Other Events

    Attached are Xcel Energy Inc. earnings for the first and second quarter of 2000.

    The accounting policies followed by Xcel Energy are set forth in Note 1 to the supplemental consolidated financial statements in Xcel Energy's Form 8-K filed on August 21, 2000. The following quarterly results should be read in conjunction with such policies and other disclosures in the Form 8-K.

Item 7.  Financial Statements and Exhibits

(c)
EXHIBITS

No.	Description
99.01	Quarterly Earnings

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC. (a Minnesota Corporation)
By	/s/ DAVID E. RIPKA David E. Ripka Vice President and Controller

November 28, 2000

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES